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                                                                    EXHIBIT 23.1

Ernst & Young LLP

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to Registration Statement (Form S-3, No. 33-57011) and related Prospectus of Ashland Inc., and to the incorporation by reference therein of our reports dated November 6, 1996, with respect to the consolidated financial statements and schedule of Ashland Inc. and subsidiaries, included or incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP



Louisville, Kentucky
December 13, 1996